Exhibit 99.1

Rigetti Computing Announces Financial Results for Fiscal Year 2021;

Delivers 48% Year-over-Year Revenue Growth and Further Accelerates

Business Momentum Through Technology Leadership

•	Generated revenue of $8.2 million for fiscal year 2021, growing 48% year over year, and gross profit of $6.6 million for fiscal year 2021, growing 62% year over year

•	Delivered commercial availability of 80-Qubit Aspen-M System on Rigetti Quantum Cloud Services (QCS) and to end-users of Amazon Braket

•

Established new collaborations with renowned public and private sector players, such as Ampere Computing, Nasdaq, Deloitte, DARPA, and the DOE, to advance key quantum computing applications with strong use case potential

•	Announced collaboration with Microsoft to provide Rigetti quantum computers over the cloud to Microsoft’s Azure Quantum Service users

BERKELEY, Calif., March 10, 2022 (GLOBE NEWSWIRE) – Rigetti Computing Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in hybrid quantum-classical computing, recently announced its financial results for the eleven months ended December 31, 2021 (fiscal year 2021)1.

“We are generating strong momentum in our business strategy for quantum computing,” commented Chad Rigetti, Founder and CEO of Rigetti. “We have achieved significant technical milestones and attracted a multitude of industry leaders to work toward practical quantum applications. Today, our pioneering technology is already fueling business momentum, resulting in solid top-line growth for our fiscal year 2021.

“Real-world application interest in quantum computing is rapidly emerging, with enterprise players now joining the public sector as early movers in quantum. Rigetti is working with these organizations to establish use cases in critical areas, including machine learning, optimization, and simulation using our hybrid quantum-classical approach. We believe recent performance results on our next-generation machines and chip architecture showcase the excellent progress we are making on our roadmap to help unlock the commercial potential of quantum computing.”

Financial Results for the Fiscal Year 2021

Revenue for fiscal year 2021 was $8.2 million, increasing by 48% from $5.5 million for the fiscal year 2020. The year-over-year growth was mainly due to an increase of $2.6 million in revenue from the addition of new development contracts with U.S. and U.K. government agencies in fiscal year 2021, as well as the expansion of work scope for the Company’s existing customers. Cost of revenues for fiscal year 2021 was $1.6 million, versus $1.5 million for fiscal year 2020, mainly due to higher sub-contract costs, partially offset by lower employee costs due to the shorter operating period as a result of the fiscal year change. Gross margin for fiscal year 2021 was 80.2%, compared with 73.1% for fiscal year 2020.

Total GAAP operating expenses for fiscal year 2021 were $40.7 million, versus $39.1 million for fiscal year 2020. The year-over-year increase in operating expenses was mainly due to the increase in research and development expenses, which is in line with Company’s long-term commitment to further its technology advancements, and partially due to an increase in sales and marketing expenses. General and administrative expenses for fiscal year 2021 declined 14.1% compared with fiscal year 2020.

Total other expense, net for fiscal year 2021 was $4.1 million, compared with total other income, net of $9.0 million in fiscal year 2020. The year-over-year decrease in total other income (expense), net was mainly due to the conversion of outstanding convertible notes in fiscal year 2020, compared with the absence of any such one-off events during fiscal year 2021.

Net GAAP loss for fiscal year 2021 was $38.2 million, compared with $26.1 million for fiscal year 2020. Net GAAP loss per share for fiscal year 2021 was $1.74 versus $1.26 for fiscal year 2020.

Adjusted EBITDA2, which excludes depreciation, stock compensation, interest expense (net), change in fair value of warrant liabilities, change in fair value of forward contract agreement liabilities, gain on extinguishment of debt, and other non-recurring costs3, was negative $27.5 million for fiscal year 2021, approximately flat compared with fiscal year 2020.

The Company had $11.7 million in cash and cash equivalents as of December 31, 2021. The Company received net proceeds of approximately $205.0 million in connection with the closing of its business combination with Supernova Acquisition Company II, Ltd., as further described below.

Business Combination Close

Rigetti Computing and Supernova Partners Acquisition Company II, Ltd., a special purpose acquisition company, announced the completion of their business combination (the “Business Combination”) on March 2, 2022. The Business Combination was approved by Supernova’s shareholders at Supernova’s Extraordinary General Meeting held on February 28, 2022.

In connection with the Business Combination close, Rigetti received net proceeds of approximately $205.0 million. Rigetti plans to use the net proceeds to accelerate its development of multiple generations of quantum processors, expand its operations and for general corporate purposes.

Recent Technology Updates

•	Achieved entangling gate fidelities as high as 99.5% on Rigetti’s next-generation chip architecture, crossing what is believed to be a key threshold for achieving commercial quantum computing.

•	Made 80-qubit quantum system, Aspen-M, commercially available on February 15, 2022.

•

Conducted CLOPS (circuit layer operations per second) tests on Rigetti’s 40-qubit system, Aspen-11, and 80-qubit system, Aspen-M. The CLOPS metric was originally developed by IBM in October 2021. Test results suggest current Rigetti systems perform as well or better as the number of qubits in the system increases.[4]

•	Developed an effective solution to a weather modeling problem using quantum computers.

•	Launched world’s first multi-chip quantum processor to solve a key scaling challenge for fault-tolerant quantum computers.

Recent Business and Partnership Developments

•	Creating hybrid quantum-classical computers designed to unlock a new generation of machine learning applications over the cloud in partnership with Ampere Computing.

•	Pursuing development of quantum applications to help solve high-impact computation problems in the financial industry through a collaboration with Nasdaq.

•

Pursuing development of an industry-first hybrid quantum-classical compilation toolchain designed to better enable researchers to advance hybrid applications, including quantum sampling and quantum machine learning, in new phase of long-standing partnership with Zapata.

•	Delivering hardware, software, and benchmarks for phase two of DARPA’s program to develop quantum computers capable of solving complex optimization problems.

•	Exploring quantum applications in material simulation, optimization, and machine learning using Rigetti’s new scalable processors and in collaboration with Deloitte and Strangeworks.

•	Providing access to Rigetti’s quantum computers over the cloud to users of Microsoft’s Azure Quantum service.

•	Advancing quantum computing research and collaborating to identify real-world artificial intelligence use cases through partnership with PlanQK.

•	Leading a quantum simulation project for fusion energy, awarded by the Department of Energy (DoE), with Lawrence Livermore National Laboratory and the University of Southern California.

•	Pursuing development of an integrated application for simulating molecular systems using Rigetti Quantum Cloud Services in partnership with Riverlane and Astex Pharmaceuticals.

Morgan Stanley TMT Conference

Chad Rigetti, Rigetti founder and CEO, will participate in a fireside chat at the Morgan Stanley TMT Conference at the Palace Hotel in San Francisco, California, today (Thursday, March 10, 2022) from 11:30 a.m.-12:00 p.m. PT (2:30-3:00 p.m. ET).

A webcast of the event will be available on the News & Events section of Rigetti’s IR website at the following link: https://cc.webcasts.com/morg007/030722a_js/?entity=74_53NPXJE, and on-demand replay will be available shortly after the conclusion of the presentation at the same location and will remain available for 90 days.

About Rigetti Computing

Rigetti Computing is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government and research clients through its Rigetti Quantum Cloud Services platform. The Company’s proprietary quantum-classical infrastructure provides ultra-low latency integration with public and private clouds for high-performance practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Rigetti was founded in 2013 by Chad Rigetti and today employs more than 160 people with offices in the United States, U.K. and Australia. Learn more at www.rigetti.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements in this communication may be considered forward-looking statements. Forward-looking statements generally relate to future events and can be identified by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate, ” “anticipate,” “believe,” “predict,” “potential,” “pursue,” “anticipate” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Rigetti and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: Rigetti’s ability to achieve milestones, technological advancements, including with respect to its roadmap, help unlock quantum computing, and develop practical applications; the potential of quantum computing; the success of Rigetti’s partnerships and collaborations; Rigetti’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against Rigetti or others with respect to the Business Combination or other matters; the ability to meet stock exchange listing standards; the risk that the Business Combination disrupts current plans and operations of Rigetti; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Rigetti to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; costs related to the Business Combination and operating as a public company; changes in applicable laws or regulations; the possibility that Rigetti may be adversely affected by other economic, business, or competitive factors; Rigetti’s estimates of expenses and profitability; the evolution of the markets in which Rigetti competes; the ability of Rigetti to execute on its technology roadmap; the ability of Rigetti to implement its strategic initiatives, expansion plans and continue to innovate its existing services; the impact of the COVID-19 pandemic on Rigetti’s business; the expected use of proceeds of the Business Combination; the sufficiency of Rigetti’s cash resources; unfavorable conditions in Rigetti’s industry, the global economy or global supply chain, including financial and credit market fluctuations, international trade relations, political turmoil, natural catastrophes, warfare (such as the conflict involving Russia and Ukraine), and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the registration on Form S-4, the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2022, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Non-GAAP Financial Measures

The Company presents Adjusted EBITDA, a non-GAAP financial measure that represents its net loss adjusted to exclude: depreciation, stock compensation, interest expense (net), change in fair value of warrant liabilities, change in fair value of forward contract agreement liabilities, gain on extinguishment of debt, and other non-recurring costs related to severance costs in connection with headcount reductions during the 2020 fiscal year as a result of the COVID-19 pandemic. Below is a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. The Company presents Adjusted EBITDA because it is used by management, and management believes it can serve as a helpful supplement, to evaluate its operating performance and trends, allocate internal resources, prepare and approve its annual budget, develop short- and long-term operating plans, determine incentive compensation, and assess the health of its business. The Company believes that Adjusted EBITDA can provide useful measures for period-to-period comparisons of its business as it removes the impact of certain non-cash items and certain variable charges. Adjusted EBITDA has limitations as an analytical tool, and you should not consider this metric in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are: 1) Adjusted EBITDA does not reflect other non-operating expenses, net of other non-operating income, including net interest expense; 2) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to the Company; 3) although depreciation reflects non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; 4) Adjusted EBITDA does not consider the impact of stock-based compensation expense; 5) Adjusted EBITDA does not reflect acquisition-related expenses; 6) Adjusted EBITDA does not consider the impact of the gain on extinguishment of debt; and 7) other companies, including companies in Rigetti’s industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss, revenue, and the Company’s other GAAP results.

Rigetti Holdings, Inc

Balance Sheets

As of December 31, 2021

	December 31,	January 31,
	2021 (fiscal year 2021)	2021 (fiscal year 2020)
Assets
Current assets:
Cash	$11,728,516	$22,202,388
Accounts receivable	1,542,540	479,374
Prepaid expenses and other current assets	1,350,690	1,035,703
Deferred offering costs	3,448,470	—

Total current assets	18,070,216	23,717,465
Property and equipment, net	22,497,484	20,140,872
Restricted cash	317,134	317,134
Other assets	164,341	129,363
Goodwill	5,377,255	5,377,255

Total assets	$46,426,430	$49,682,089

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$1,970,998	$1,107,924
Accrued expenses and other current liabilities	4,035,615	1,603,299
Deferred revenue - current	984,976	491,827
Debt - current portion	1,290,538	—

Total current liabilities	8,282,127	3,203,050
Debt - net of current portion	23,500,494	—
Derivative warrant liabilities	4,354,707	—
Other liabilities	294,632	381,300

Total liabilities	36,431,960	3,584,350
Commitments and contingencies (Note 6)
Redeemable convertible preferred stock, par value $0.000001 per share. 102,891,847 shares authorized at December 31, 2021 and January 31, 2021, respectively; and 98,726,505 shares issued and outstanding at December 31, 2021 and January 31, 2021, respectively (aggregate liquidation preference of $89,524,504 at December 31, 2021)	81,523,141	81,523,141
Stockholders’ deficit:
Common stock, par value $0.000001 per share. 170,333,338 shares authorized at December 31, 2021 and January 31, 2021, respectively; 23,153,127 and 21,071,085 of shares issued and outstanding at December 31, 2021 and January 31, 2021, respectively	23	21
Additional paid-in capital	135,550,822	133,407,584
Accumulated other comprehensive gain	51,815	56,825
Accumulated deficit	(207,131,331)	(168,889,832)

Total stockholders’ deficit	(71,528,671)	(35,425,402)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$46,426,430	$49,682,089

Rigetti Holdings, Inc

Statements of Operations

December 31, 2021

	11 Months Ended December 31,	Year Ended January 31,
	2021 (fiscal year 2021)	2021 (fiscal year 2020)
Revenue	$8,196,306	$5,542,598
Cost of revenue	1,623,336	1,491,610

Total gross profit	6,572,970	4,050,988

Operating expenses:
Research and development	26,927,599	24,099,335
General and administrative	11,299,068	13,157,735
Sales and marketing	2,474,968	1,885,565

Total operating expenses	40,701,635	39,142,635

Loss from operations	(34,128,665)	(35,091,647)

Other (expense) income, net:
Gain on extinguishment of debt	—	8,913,532
Change in fair value of warrant liability	(1,664,133)	—
Interest expense	(2,465,135)	(51,666)
Interest income	9,852	60,154
Other income	6,582	42,131

Total other (expense) income, net	(4,112,834)	8,964,151
Net loss before provision for income taxes
Provision for income taxes

Net loss	$(38,241,499)	$(26,127,496)

Net loss per share attributable to common stockholders—basic and diluted	$(1.74)	$(1.26)
Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted	21,941,997	20,719,085

Rigetti Holdings, Inc

Statement of Cash Flows

December 31, 2021

	11 Months Ended December 31,	Year Ended January 31,
	2021 (fiscal year 2021)	2021 (fiscal year 2020)
Cash flows from operating activities
Net loss	$(38,241,499)	$(26,127,496)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,651,129	4,299,263
Stock-based compensation	1,765,371	2,592,038
Gain on extinguishment of debt	—	(8,913,532)
Change in fair value of derivative warrant liabilities	1,664,133	—
Change in fair value of forward contract agreement liabilities	230,000	—
Amortization of debt issuance costs	512,755	—
Amortization of debt commitment fee asset	94,405
Accretion of debt end of term liabilities	121,585
Changes in operating assets and liabilities:
Accounts receivable	(1,063,166)	(290,399)
Prepaid expenses and other current assets	(314,988)	244,932
Other assets	(34,978)	(2,248)
Deferred revenue	493,149	(1,659,856)
Accounts payable	(388,574)	(1,995,037)
Accrued expenses and other current liabilities	1,553,984	1,403,772
Other liabilities	(86,666)	381,300

Net cash used in operating activities	(29,043,360)	(30,067,263)

Cash flows from investing activities
Purchases of property and equipment	(7,007,742)	(4,400,432)

Net cash used in investing activities	(7,007,742)	(4,400,432)

Cash flows from financing activities
Proceeds from issuance of convertible notes	—	2,200,000
Proceeds from issuance of debt and warrants	27,000,000	—
Payments on debt issuance costs	(247,140)
Payments on deferred offering costs	(1,548,489)	—
Proceeds from issuance of preferred stock and warrants, gross	—	54,022,876
Proceeds from issuance of common stock upon exercise of stock options	374,901	51,384
Proceeds from issuance of common stock upon exercise of common stock warrants	2,968	14,980

Net cash provided by financing activities	25,582,240	56,289,240

Effect of changes in exchange rate on cash and restricted cash	(5,010)	72,136
Net (decrease) increase in cash and restricted cash	(10,473,872)	21,893,681
Cash and restricted cash at beginning of period	22,519,522	625,841

Cash and restricted cash at end of period	$12,045,650	$22,519,522

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,488,890	$51,666
Supplemental disclosure of non-cash financing activity:
Deferred offering costs in accounts payable and accrued expenses	$1,899,981	$—
Fair value of loan and security agreement warrant liability	$2,690,574
Conversion of redeemable convertible preferred stock to common stock upon equity recapitalization	$—	$120,793,893
Conversion of convertible notes to redeemable convertible preferred stock and warrants	$—	$19,874,439
Issuance of redeemable convertible preferred stock upon equity recapitalization	$—	$7,734,083
Issuance of common stock in connection with debt modification	$—	$1,443,605
Conversion of SAFE to redeemable convertible preferred stock	$—	$1,190,530
Conversion of convertible notes to common stock	$—	$427,690
Issuance of warrants to customer	$—	$154,330

Rigetti Holdings, Inc

Reconciliation of Net Loss to Adjusted EBITDA

	11 Months Ended December 31,	Year Ended January 31,
	2021 (fiscal year 2021)	2021 (fiscal year 2020)
Net loss	$(38,241,499)	$(26,127,496)
Excluding:
Depreciation	4,651,129	4,299,263
Stock compensation	1,765,371	2,592,038
Interest expense (net)	2,455,283	(8,488)
Change in fair value of warrant liabilities	1,664,133	—
Change in fair value of forward contract agreement liabilities	230,000
Gain on extinguishment of debt	—	(8,913,532)
Other non-recurring costs*		666,765
Adjusted EBITDA	$(27,475,583)	$(27,491,450)

*

Other non-recurring non-operating costs related to severance costs in connection with headcount reductions during the 2020 fiscal year as a result of the COVID-19 pandemic, of which $316,191 is reflected as R&D and $350,574 is reflected as G&A in fiscal year 2020.

[1]

The shortened reporting period reflects the Company’s previously announced fiscal year change. In October 2021, Rigetti’s board of directors approved a change to Rigetti’s fiscal year-end from January 31 to December 31, effective December 31, 2021. Rigetti believes the year-end change is important and useful to its financial statement users as it allows for increased comparability with its industry peers. As a result of this change, Rigetti’s fiscal year 2021 covers a period of 11 months starting from February 1, 2021, and ending on December 31, 2021. Financial statements for the prior fiscal year ended January 31, 2021, continue to be presented on the basis of the previous fiscal year end.

[2]

Adjusted EBITDA is a non-GAAP financial measure. For a description of Adjusted EBITDA and a reconciliation to net loss, the closest comparable GAAP financial measure, refer to “Non-GAAP Financial Measures” below and the reconciliation table at the end of this release.

[3]	Other non-recurring non-operating costs related to severance costs in connection with headcount reductions during the 2020 fiscal year as a result of the COVID-19 pandemic.

[4]

CLOPS is calculated as M × K × S × D / time taken where: M = number of templates = 100; K = number of parameter updates = 10; S = number of shots = 100 (or 1000); and D = number of QV layers = log2 QV. To Rigetti’s knowledge, CLOPS as a speed test has not been investigated or verified by any independent third party. In addition, while Rigetti applied the above formula in testing the speed of Aspen-M and Aspen-11, there is no guarantee that Rigetti applied the test in the same way as IBM and, as a result, any variability in the application of the test as between Rigetti, IBM or others in the industry that may apply CLOPS in the future could render CLOPS scores incomparable and actual relative performance may materially differ from reported results. Other than IBM, others in the industry have not announced CLOPS as a speed test. As a result, the speed of other competitors as measured by CLOPS is not currently known. In addition, the solution accuracy provided by quantum computers is another key factor, and a quantum computer that may be slower may be preferable to users if it provides a more accurate answer for certain applications. Moreover, the relative leads reflected by speed tests such as CLOPS can change as new generations of quantum computers are introduced by industry participants and, consequently, any advantages cannot be considered permanent and can be expected to change from time to time. Current CLOPS tests may not be indicative of the results of future tests.

Contact Information

Lauren Rugani

Rigetti Computing

press@rigetti.com

Polly Pearson

Investor Relations

RGTI@investorrelations.com